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                                                                    EXHIBIT 99.2


                  SECOND AMENDMENT TO THE AMENDED AND RESTATED
               HARBINGER CORPORATION EMPLOYEE STOCK PURCHASE PLAN

         THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED HARBINGER CORPORATION EMPLOYEE STOCK PURCHASE PLAN (the "Amendment") is made effective as of the 24th day of April, 1998 (the "Effective Date"), by HARBINGER CORPORATION, a corporation organized and doing business under the laws of the State of Georgia (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such term as in the Harbinger Corporation 1996 Stock Option Plan (the "Plan"), unless otherwise stated herein.

                                  WITNESSETH:

         WHEREAS, First Amendment to the Plan was approved by the Board of Directors as of January 1, 1997; and

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to increase the number of shares that may be granted under the Plan;

         NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

         SECTION 1. Section 4(a) of the Plan is hereby amended by deleting the first sentence of Section 4(a) of the Plan in its entirety and substituting in lieu thereof the following:

                  "(a) The maximum number of shares which may be granted and purchased under the Plan may not exceed 325,000 shares of Common Stock (subject to adjustment as provided in Section 15), which may be authorized but unissued shares, re-acquired shares or shares bought on the open market."

                  SECTION 2. Except as specifically amended by this Second Amendment, the Plan shall remain in full force and effect as prior to this Second Amendment.


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         IN WITNESS WHEREOF, the Company has caused this SECOND AMENDMENT TO THE
AMENDED AND RESTATED HARBINGER CORPORATION EMPLOYEE STOCK PURCHASE PLAN to be executed on the Effective Date.

                                           HARBINGER CORPORATION


                                           By: /s/ David T. Leach
                                               -------------------------------
                                               David T. Leach, CEO
ATTEST:


By: /s/ Joel G. Katz
    -------------------------------------
    Joel G. Katz, Secretary